SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JULY 2, 1998

                           PERRY'S MAJESTIC BEER, INC.
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             (Exact name of registrant as specified in its charter)


Delaware                             0-21079                          11-3314168
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(State or other                   (Commission                      (IRS Employer
jurisdiction of                   File Number)               Identification No.)
Formation)



38 West 32nd Street, New York, N.Y.                                        10001
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(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code (212) 564-2260


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          (Former name or former address, if changes since last report)

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


Item 2.  Acquisition or Disposition of Assets.
         ------------------------------------

         On July 1, 1998 Perry's Majestic Beer, Inc. (the Company") entered into an agreement to acquire assets (the "Assets") related to the Leroux Creek brand of applesauces and applesauce blends from Leroux Creek Food Corporation (LCFC"), for a purchase price of $650,000. At the July 1, 1998 closing the Company delivered to LCFC $62,500 and a 9% promissory note in the amount of $587,500 payable six months from the closing. In the event the Company fails to pay the promissory note when due the Assets and all rights to use the name Leroux Creek will revert to LCFC, and LCFC shall be entitled to retain the $62,500 payment as liquidated damages. The Company is presently seeking financing which will enable it to complete payment for the Assets.

         The Purchase Price was determined by negotiation between the Company and LCFC.

Item 7.  Financial Statements and Exhibits.
         ---------------------------------

b) The Registrant undertakes to file required financial statements under a separate Form 8K/A as soon as practicable, but no later than sixty (60) days after the date this report Form 8K is required to be filed.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.


                                    PERRY'S MAJESTIC BEER, INC.



                                    By:  /s/ ROBERT SIPPER
                                       ---------------------------------
                                             Robert Sipper
                                             President


Dated:   July 2, 1998


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